UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
Washington, D.C. 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d) of the
Securities Exchange Act of 1934

Date of Report (Date of Earliest Event Reported):

November 14, 2006

INTEGRATED PERFORMANCE SYSTEMS, INC.
(Exact name of registrant as specified in its charter)

New York	000-30794	11-3042779
(State of incorporation)	(Commission File No.)	(IRS Employer Identification No.)

901 Hensley Lane Wylie, Texas	75098
(Address of principal executive offices)	(Zip Code)

Registrant's telephone number, including area code: (214) 291-1427

Not Applicable
(Former Name or Former Address, if Changed Since Last Report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐ Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐ Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐ Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐ Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 8.01 Other Events.

On November 9, 2006, the Company held a special meeting of the Shareholders at the Company's headquarters in Wylie, Texas. Three matters were presented and voted upon at the meeting as follows:

1. A proposal to change the state of incorporation from New York to Delaware;

2. A proposal to effect a one for twenty-five (1 for 25) reverse stock split; and

3. A proposal to approve a reduction in the authorized capital of the Company from 110 million shares (100 million shares of common stock and 10 million shares of preferred stock) to 30 million shares (25 million shares of common stock and 5 million shares of preferred stock).

The three proposals above were all contemplated in an Agreement and Plan of Merger dated October 6, 2006 between the Company and its wholly owned subsidiary, Global Innovation Corp. (the "Merger Agreement"). The Merger Agreement contemplated that, upon approval by the shareholders of the Company, the Company would merge into its subsidiary, Global Innovation Corp. (the "Merger").

The three proposals received the following votes at the special meeting:

1. Proposal to change the state of incorporation:

For: 203,272,824
Against: 391,203
Abstain: 7,823

2. Proposal to effect reverse stock split:

For: 201,598,858
Against: 2,060,329
Abstain: 12,663

3. Proposal to approve reduction in the authorized capital of the Company.

For: 203,656,650
Against: 443,454
Abstain: 11,663

Upon approval of the three proposals, the Company filed certificates of merger with the States of New York and Delaware to effect the Merger.

As a result of adopting the proposals and effecting the Merger, the Company has reincorporated in Delaware and changed its name to Global Innovation Corp. The Company's new capital structure is 30,000,000 shares authorized consisting of 25,000,000 shares of common stock and 5,000,000 shares of preferred stock. As part of the Merger, Brad Jacoby, the Company's Chief Executive Officer and sole director, agreed to convert all of the Series F convertible preferred stock owned by him into common stock of the reincorporated Company taking into consideration the reverse stock split. The number of shares outstanding as a result of the reverse stock split and the conversion of the Company's Series F preferred stock is approximately 10,200,000 shares. There are no shares of preferred stock outstanding at this time.

As a part of the Merger Agreement and the reincorporation of the Company in Delaware, the Company re-executed its loan documents with Brad Jacoby to reflect the name change, new state of incorporation and reverse stock split. The Company is filing the new loan documents with this Current Report on Form 8-K.

Item 9.01 Financial Statements and Exhibits.

(d)	Exhibits.

Number	Description
2	Merger Agreement
3	Articles / Bylaws of Global
10.1	Amended Jacoby Loan Agreement
10.2	Amended and Restated Promissory Note
10.3	Amended and Restated Security Agreement - Best Circuit Boards, Inc
10.4	Amended and Restated Security Agreement - Global Innovation Corp
99	Press release issued by Integrated Performance Systems, Inc. on November 14, 2006

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the Registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

INTEGRATED PERFORMANCE SYSTEMS, INC.

Dated: November 17, 2006	By: /s/ BRAD J. PETERS
Name: Brad J. Peters
Title: Vice President and Chief Financial Officer